Exhibit 99.1

Cubic Reports Third Quarter Fiscal Year 2019 Results;

Delivers Strong Growth and Narrows Full Year Guidance

SAN DIEGO – August 6, 2019 – Cubic Corporation (NYSE: CUB) today announced its financial results for the third quarter ended June 30, 2019.

Third Quarter Fiscal Year 2019 Highlights

•	Sales of $382.7 million, up 29% year-over-year
•	Net income from continuing operations attributable to Cubic of $24.1 million, or $0.77 per share, including $32.6 million gain on sale of fixed assets; Adjusted EPS of $0.66, up 38% year-over-year
•	Adjusted EBITDA of $30.6 million, up 9% year-over-year
•	Net cash provided by operating activities of $1.1 million; Adjusted Free Cash Flow of $52.5 million
•	Sold real estate assets for net cash proceeds of $44.9 million
•	Acquired 20% stake in Pixia for $50 million to enhance Cubic Mission Solutions portfolio
•	Narrowed fiscal year 2019 guidance: Sales $1,440-$1,480 million; Adjusted EBITDA $145-155 million; Adjusted EPS $3.00-$3.35

“We are very pleased that we achieved another strong quarter of growth and overall robust financial performance,” said Bradley H. Feldmann, chairman, president and chief executive officer of Cubic Corporation. “We continue to execute well against our strategy, and during this quarter, we booked significant Mission Solutions franchise contracts and rationalized our real estate footprint in order to deploy capital into technology-leading capabilities. We expect these accomplishments to help to accelerate our growth, profitability and continued market leadership.”

Financial Results Summary(1)(2)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in millions, except per share data)
Sales	$382.7	$296.2	$1,025.3	$823.2
Operating income (loss)	34.7	10.3	27.6	(3.3)
Adjusted EBITDA	30.6	28.2	70.0	55.5
Adjusted net income	20.7	13.1	37.4	21.7

Income (loss) from continuing operations attributable to Cubic before income taxes	$25.1	$6.5	$9.2	$(9.6)
Income tax provision (benefit) from continuing operations attributable to Cubic	1.0	5.6	(0.3)	4.3
Net income (loss) from continuing operations attributable to Cubic	$24.1	$0.9	$9.5	$(13.9)
Income (loss) per share from continuing operations attributable to Cubic	$0.77	$0.03	$0.31	$(0.51)
Adjusted earnings per share	0.66	0.48	1.23	0.80
Acquisition-related expenses, excluding amortization	4.7	0.6	13.3	2.5
Strategic and IT system resource planning expenses	2.4	5.1	6.3	18.8
Depreciation and amortization	15.3	10.6	48.9	34.1
Research and development expense	12.5	13.9	38.2	40.1

(1)	See the section below titled “Use of Non-GAAP Financial Information” for additional information regarding Non-GAAP financial measures.
(2)

Effective October 1, 2018, Cubic adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as ASC 606), using the modified retrospective transition method whereby prior periods were not restated. See “New Accounting Standards Implemented” in Cubic’s Form 10-Q for disclosure of the impact of ASC 606.

Consolidated Third Quarter Fiscal Year 2019 Results

Sales for the third quarter of fiscal 2019 increased 29% to $382.7 million, compared to $296.2 million in the third quarter of fiscal 2018, reflecting growth from Cubic Transportation Systems and Cubic Mission Solutions. The adoption of the new revenue recognition standard (ASC 606) increased sales by $15.3 million, driven by organic growth from Cubic’s next-generation fare payment system contract in Boston. Foreign currency translation had an unfavorable impact of $5.4 million.

Operating income in the third quarter of fiscal 2019 was $34.7 million, compared to $10.3 million in the third quarter of fiscal 2018. Operating income was favorably impacted by a $32.6 million gain on the sale of real estate assets in Orlando and San Diego. This increase was partially offset by an increase in acquisition-related expenses and amortization of purchased intangibles for the acquired businesses. Operating income was also impacted by restructuring costs related to supply chain processes and cost optimization initiatives in certain businesses. Foreign currency translation had an unfavorable impact of $0.3 million.

Adjusted EBITDA in the third quarter of fiscal 2019 increased 9% to $30.6 million, compared to $28.2 million in the third quarter of fiscal 2018. Foreign currency translation had an unfavorable impact of $0.6 million.

Net income from continuing operations attributable to Cubic in the third quarter of fiscal 2019 was $24.1 million, compared to $0.9 million in the third quarter of fiscal 2018, reflecting the gain on sale of real estate described above. Adjusted net income was $20.7 million or $0.66 per share in the third quarter of fiscal 2019, compared to $13.1 million or $0.48 per share in the third quarter of fiscal 2018, reflecting higher Adjusted EBITDA and lower taxes, which more than offset increases in shares outstanding and interest expense.

Net cash provided by continuing operations was $1.1 million in the third quarter of fiscal 2019, compared to net cash used in continuing operations of $32.8 million in the third quarter of fiscal 2018. Adjusted Free Cash Flow was positive $52.5 million in the third quarter of fiscal 2019 compared to negative $26.1 million in the third quarter of fiscal 2018. The increase in Adjusted Free Cash Flow was supported by net proceeds from the sale of real estate totaling $44.9 million and contract milestone payments in the transportation business.

Reportable Segment Results

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Sales:	(in millions)
Cubic Transportation Systems	$212.7	$164.6	$595.2	$478.1
Cubic Mission Solutions	95.0	42.7	203.3	111.9
Cubic Global Defense	75.0	88.9	226.8	233.2
Total sales	$382.7	$296.2	$1,025.3	$823.2

Operating income:
Cubic Transportation Systems	$17.2	$18.6	$37.0	$42.7
Cubic Mission Solutions	1.3	(0.5)	(12.1)	(17.2)
Cubic Global Defense	1.9	6.9	10.0	13.6
Unallocated corporate expenses	14.3	(14.7)	(7.3)	(42.4)
Total operating income (loss)	$34.7	$10.3	$27.6	$(3.3)

Adjusted EBITDA:
Cubic Transportation Systems	$24.5	$21.8	$64.3	$52.4
Cubic Mission Solutions	9.3	4.9	9.9	1.1
Cubic Global Defense	7.4	9.0	19.6	20.7
Unallocated corporate expenses	(10.6)	(7.5)	(23.8)	(18.7)
Total Adjusted EBITDA	$30.6	$28.2	$70.0	$55.5

Cubic Transportation Systems (CTS)

CTS sales increased 29% to $212.7 million in the third quarter of fiscal 2019, compared to $164.6 million in the third quarter of fiscal 2018. The increase in sales was primarily driven by system development on the New York and Boston next-generation fare payment systems contracts, as well as the acquisitions of Trafficware and GRIDSMART. Foreign currency translation had an unfavorable impact of $4.7 million.

CTS Adjusted EBITDA increased 13% to $24.5 million in the third quarter of fiscal 2019, compared to $21.8 million in the third quarter of fiscal 2018. Foreign currency translation had an unfavorable impact of $0.6 million.

Cubic Mission Solutions (CMS)

CMS sales increased 122% to $95.0 million in the third quarter of fiscal 2019, compared to $42.7 million in the third quarter of fiscal 2018, reflecting increased deliveries in all CMS product lines, particularly expeditionary satellite communications solutions and secure network products.

CMS Adjusted EBITDA increased 90% to $9.3 million in the third quarter of fiscal 2019 from $4.9 million in the third quarter of fiscal 2018. Adjusted EBITDA was impacted by accelerated investment in a protected communications contract and increased investment in new technologies.

Cubic Global Defense (CGD)

CGD sales decreased 16% to $75.0 million in the third quarter of fiscal 2019, compared to $88.9 million in the third quarter of fiscal 2018, reflecting the timing of international orders. Foreign currency translation had an unfavorable impact of $0.7 million.

CGD Adjusted EBITDA decreased to $7.4 million in the third quarter of fiscal 2019, compared to $9.0 million in the third quarter of fiscal 2018, primarily reflecting lower sales.

Backlog

Total backlog decreased by $376.6 million from September 30, 2018 to June 30, 2019. Foreign currency translation had an unfavorable impact of $36.9 million, in addition to a decrease of $104.5 million on October 1, 2018, due to the adoption of new accounting guidance.

	June 30,	September 30,
	2019	2018
	(in millions)
Total backlog
Cubic Transportation Systems	$3,168.7	$3,544.9
Cubic Mission Solutions	171.0	77.0
Cubic Global Defense	348.2	442.6
Total	$3,687.9	$4,064.5

Fiscal 2019 Full Year Guidance(1)

•	Sales: $1,440 million to $1,480 million (prior guidance: $1,400 million to $1,475 million)
•	Adjusted EBITDA: $145 million to $155 million (prior guidance: $140 million to $160 million)
•	Adjusted EPS: $3.00 to $3.35 (prior guidance: $2.85 to $3.50)

(1)	Constant foreign currency exchange. Includes impact of adoption of ASC 606.

Conference Call and Webcast

Cubic will host a conference call today, Tuesday, August 6 at 5:00 p.m. Eastern Time to present third quarter results. Access the live audio webcast via: https://event.webcasts.com/viewer/event.jsp?ei=1252334&tp_key=69c54826f2

An archive of the webcast and presentation materials will be made available on the Investor Relations section of Cubic’s website at https://www.cubic.com/investor-relations/financials.

Financial analysts and institutional investors are invited to dial:

•	877-407-9708
•	201-689-8259 (international)

To avoid delay in the start time, please dial in beginning 4:45 p.m. Eastern Time.

About Cubic Corporation

Cubic is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense C4ISR and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Our teams innovate to make a positive difference in people’s lives. We simplify their daily journeys. We promote mission success and safety for those who serve their nation. For more information about Cubic, please visit www.cubic.com or on Twitter @CubicCorp.

New Accounting Standards Implemented

Effective October 1, 2018, Cubic adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as ASC 606), using the modified retrospective transition method whereby prior periods were not restated. The adoption of ASC 606 resulted in a change in the Company’s significant accounting policy regarding revenue recognition and resulted in changes to Cubic’s accounting policies regarding contract estimates, backlog, inventory, contract assets, long-term capitalized contract costs and contract liabilities. The condensed consolidated statements of operations for the quarter and nine months ended June 30, 2018 and condensed consolidated balance sheet as of September 30, 2018 are presented under the legacy revenue recognition guidance under ASC 605.  See “New Accounting Standards Implemented” in Cubic’s Form 10-Q for disclosure of the impact of ASC 606.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about our expectations regarding future events or our future financial and/or operating performance, including accelerating our growth and achieving our fiscal 2019 full year guidance. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: our dependence on U.S. and foreign government contracts; delays in approving U.S. and foreign government budgets and cuts in U.S. and foreign government defense expenditures; the ability of certain government agencies to unilaterally terminate or modify our contracts with them; our assumptions covering behavior by public transit authorities; our ability to successfully integrate new companies, including Trafficware, GRIDSMART and Nuvotronics, into our business and to properly assess the effects of such integration on our financial condition; the U.S. government’s increased emphasis on awarding contracts to small businesses, and our ability to retain existing contracts or win new contracts under competitive bidding processes; negative audits by the U.S. government; the effects of politics and economic conditions on negotiations and business dealings in the various countries in which we do business or intend to do business; competition and technology changes in the defense and transportation industries; the change in the way transit agencies pay for transit systems; our ability to accurately estimate the time and resources necessary to satisfy obligations under our contracts; the effect of adverse regulatory changes on our ability to sell products and services; our ability to identify, attract and retain qualified employees; unforeseen problems with the implementation and maintenance of our information systems, including our new ERP system; business disruptions due to cyber security threats, physical threats, terrorist acts, acts of nature and public health crises; our involvement in litigation, including litigation related to patents, proprietary rights and employee misconduct; our reliance on subcontractors and on a limited number of third parties to manufacture and supply our products; our ability to comply with our development contracts and to successfully develop, introduce and sell new products, systems and services in current and future markets; defects in, or a lack of adequate coverage by insurance or indemnity for, our products and systems; and changes in U.S. and foreign tax laws, exchange rates or our economic assumptions regarding our pension plans. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Information

In addition to results reported under GAAP, we provide certain non-GAAP measures. These non-GAAP measures consist of Adjusted net income, Adjusted earnings per share (Adjusted EPS), Adjusted EBITDA,  Free Cash Flow and Adjusted Free Cash Flow. We believe that these non-GAAP measures provide additional insight into our ongoing operations and underlying business trends, facilitate a comparison of our results between current and prior periods, and facilitate the comparison of our operating results with the results of other public companies that provide non-GAAP measures. We use Adjusted EBITDA internally to evaluate the operating performance of our business, for strategic planning purposes, and as a factor in determining incentive compensation for certain employees. These non-GAAP measures facilitate company-to-company operating comparisons by excluding items that we believe are not part of our core operating performance. Adjusted net income is defined as GAAP net income (loss) from continuing operations attributable to Cubic excluding amortization of purchased intangibles, restructuring costs, acquisition related expenses, strategic and IT system resource planning expenses, gains or losses on the disposal of fixed assets, other non-operating expense (income), tax impacts related to acquisitions, and the impact of U.S. Tax Reform. Adjusted EPS is defined as Adjusted net income on a per share basis using the weighted average diluted shares outstanding. Adjusted EBITDA is defined as GAAP net income (loss) from continuing operations attributable to Cubic before interest expense (income), income taxes, depreciation and amortization, other non-operating expense (income), acquisition related expenses, strategic and IT system resource planning expenses, restructuring costs, and gains or losses on the disposal of fixed assets. Strategic and IT system resource planning expenses consists of expenses incurred in the development of our ERP system and the redesign of our supply chain which include internal labor costs and external costs of materials and services that do not qualify for capitalization. Acquisition related expenses include business acquisition expenses including retention bonus expenses, due diligence and consulting costs incurred in connection with the acquisitions, and expenses recognized related to the change in the fair value of contingent consideration for acquisitions.

Free Cash Flow is defined as Net cash provided by (used in) continuing operations minus capital expenditures plus proceeds from the sale of fixed assets. Management believes that Free Cash Flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and fixed asset sales, which are necessary to maintain and expand Cubic’s business. Adjusted Free Cash Flow is Free Cash Flow minus operating cash flow associated with the Boston Special Purpose Vehicle (SPV) in which Cubic has a 10% equity stake. The SPV has contracted with Cubic for the design-build and operations and maintenance phases of the next-generation fare collection system for the Massachusetts Bay Transit Authority and pays Cubic progress payments during the design-build phase of the project. These payments are primarily funded by non-recourse debt issued by the SPV. Management believes that Adjusted Free Cash Flow is meaningful to improving investors’ understanding of the underlying performance of and cash generated by the businesses. Additional information regarding the company’s Boston SPV can be found in our Annual Report on Form 10-K for the year ended September 30, 2018. Free Cash Flow or Adjusted Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures are not deducted from the measure.

These non-GAAP measures are not measurements of financial performance under GAAP and should not be considered as measures of discretionary cash available to the company or as alternatives to net income as a measure of performance. In addition, other companies may define these non-GAAP measures differently and, as a result, our non-GAAP measures may not be directly comparable to the non-GAAP measures of other companies. Furthermore, non-GAAP financial measures have limitations as an analytical tool and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Investors are advised to carefully review our GAAP financial results that are disclosed in our SEC filings. With respect to our fiscal year 2019 Adjusted EBITDA and Adjusted EPS guidance, certain items that affect GAAP net income cannot be reasonably predicted as we are unable to quantify certain amounts that would be required to be included in the comparable forecasted GAAP measures without unreasonable effort. As such, we are unable to provide a reasonable estimate of GAAP net income or GAAP EPS, or a corresponding reconciliation of Adjusted EBITDA and Adjusted EPS guidance to GAAP net income or GAAP EPS for the full year. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

We reconcile Adjusted EBITDA and Adjusted net income to GAAP net income, which we consider to be the most directly comparable GAAP financial measure. We reconcile Adjusted EPS to GAAP EPS, which we consider to be the most directly comparable GAAP financial measure. The following tables reconcile these non-GAAP measures to their most directly comparable GAAP financial measure. On May 31, 2018 Cubic sold the CGD Services business. The operating results of this business and loss on sale have been excluded from the figures for all periods presented. We reconcile Free Cash Flow and Adjusted Free Cash Flow to Net cash provided by (used in) continuing operations, which we consider to be the most directly comparable GAAP financial measure.

Media Contact

Laura Chon

Corporate Communications

Cubic Corporation

PH: +1 858-505-2181

Laura.Chon@cubic.com

Investor Contact

Kirsten Nielsen

Investor Relations

Cubic Corporation

PH +1 212-331-9760

Kirsten.Nielsen@cubic.com

GAAP NET INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) RECONCILIATION

($ In Millions)	Three Months Ended June 30,		Nine Months Ended June 30,
Cubic Transportation Systems	2019	2018	2019	2018
Sales	$212.7	$164.6	$595.2	$478.1
Operating income	$17.2	$18.6	$37.0	$42.7
Depreciation and amortization	6.9	2.8	24.1	9.1
Noncontrolling interest in income of VIE	(2.5)	-	(5.8)	-
Acquisition related expenses, excluding amortization	1.4	-	6.8	-
Restructuring costs	1.5	0.4	2.2	0.6
Adjusted EBITDA	$24.5	$21.8	$64.3	$52.4
Adjusted EBITDA margin	11.5%	13.2%	10.8%	11.0%

	Three Months Ended June 30,		Nine Months Ended June 30,
Cubic Mission Solutions	2019	2018	2019	2018
Sales	$95.0	$42.7	$203.3	$111.9
Operating income (loss)	$1.3	$(0.5)	$(12.1)	$(17.2)
Depreciation and amortization	6.0	4.7	17.2	15.8
Acquisition related expenses, excluding amortization	2.0	0.7	4.8	2.5
Adjusted EBITDA	$9.3	$4.9	$9.9	$1.1
Adjusted EBITDA margin	9.8%	11.4%	4.9%	1.0%

	Three Months Ended June 30,		Nine Months Ended June 30,
Cubic Global Defense	2019	2018	2019	2018
Sales	$75.0	$88.9	$226.8	$233.2
Operating income	$1.9	$6.9	$10.0	$13.6
Depreciation and amortization	1.7	2.0	5.4	6.1
Acquisition related expenses, excluding amortization	0.9	(0.1)	1.2	-
Loss on sale of fixed assets	0.3	-	0.3	-
Restructuring costs	2.6	0.2	2.7	1.0
Adjusted EBITDA	$7.4	$9.0	$19.6	$20.7
Adjusted EBITDA margin	9.9%	10.2%	8.6%	8.9%

($ In Millions)	Three Months Ended June 30,		Nine Months Ended June 30,
Cubic Consolidated	2019	2018	2019	2018
Sales	$382.7	$296.2	$1,025.3	$823.2
Net income (loss) from continuing operations attributable to Cubic	$24.1	$0.9	$9.5	$(13.9)
Noncontrolling interest in loss of VIE	(3.6)	(1.9)	(9.0)	(1.9)
(Benefit) provision for income taxes	1.0	5.6	(0.3)	4.3
Interest expense, net	4.5	1.8	10.4	6.3
Other non-operating expense (income), net	8.8	3.9	17.1	1.9
Operating income (loss)	$34.7	$10.3	$27.6	$(3.3)
Depreciation and amortization	15.3	10.6	48.9	34.1
Noncontrolling interest in EBITDA of VIE	(2.5)	-	(5.8)	-
Acquisition related expenses, excluding amortization	4.7	0.6	13.3	2.5
Strategic and IT system resource planning expenses	2.4	5.1	6.3	18.8
Gain on sale of fixed assets	(32.6)	-	(32.6)	-
Restructuring costs	8.6	1.6	12.3	3.4
Adjusted EBITDA	$30.6	$28.2	$70.0	$55.5
Adjusted EBITDA margin	8.0%	9.5%	6.8%	6.7%

Amounts may not sum due to rounding

GAAP NET INCOME TO ADJUSTED NET INCOME AND GAAP EPS TO ADJUSTED EPS RECONCILIATION

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in millions, except per share data)
GAAP EPS	$0.77	$0.03	$0.31	$(0.51)
GAAP Net income (loss) from continuing operations attributable to Cubic	$24.1	$0.9	$9.5	$(13.9)
Noncontrolling interest in the loss of the VIE	(3.6)	(1.9)	(9.0)	(1.9)
Amortization of purchased intangibles	9.7	6.2	32.7	20.0
Gain on sale of fixed assets	(32.6)	—	(32.6)	—
Restructuring costs	8.6	1.6	12.3	3.4
Acquisition related expenses, excluding amortization	4.7	0.6	13.3	2.5
Strategic and IT system resource planning expenses	2.4	5.1	6.3	18.8
Other non-operating expense (income), net	8.8	3.9	17.1	1.9
Noncontrolling interest in Adjusted Net Income of VIE	(2.7)	—	(6.2)	—
Tax impact related to acquisitions[1]	0.1	—	(7.4)	(1.2)
Impact of US Tax Reform	—	(3.2)	—	(7.2)
Tax impact related to non-GAAP adjustments[2]	1.3	(0.1)	1.4	(0.7)
Adjusted net income	$20.7	$13.1	$37.4	$21.7
Adjusted EPS	$0.66	$0.48	$1.23	$0.80

Weighted Average Diluted Shares Outstanding (in thousands)	31,249	27,374	30,332	27,221

Amounts may not sum due to rounding

1 Represents the tax accounting impact of significant discrete items recorded at the time of acquisition.

2 The tax rate applied to the non-GAAP adjustments is based upon the statutory tax rate of the jurisdiction of the event.

OPERATING CASH FLOW TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW RECONCILIATION

	Three Months Ended		Nine Months Ended
($ In Millions)	June 30,		June 30,
Cubic Consolidated	2019	2018	2019	2018
Net cash provided by (used in) continuing operating activities	$1.1	$(32.8)	$(82.7)	$(31.8)
Capital expenditures	(13.1)	(9.3)	(35.3)	(21.1)
Proceeds from sale of property, plant and equipment	44.9	—	44.9	—
Free Cash Flow	32.9	(42.1)	(73.1)	(52.9)
Less: operating cash flow associated with SPV	(19.6)	(16.0)	(35.1)	(16.0)
Adjusted Free Cash Flow	$52.5	$(26.1)	$(37.9)	$(36.9)

.

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net sales:
Products	$255,900	$179,761	$660,897	$468,949
Services	126,779	116,451	364,380	354,240
	382,679	296,212	1,025,277	823,189
Costs and expenses:
Products	190,434	125,536	491,856	334,202
Services	77,224	80,401	243,851	245,075
Selling, general and administrative expenses	82,167	58,267	211,348	183,720
Research and development	12,470	13,934	38,236	40,113
Amortization of purchased intangibles	9,717	6,153	32,677	19,988
Gain on sale of fixed assets	(32,563)	—	(32,563)	—
Restructuring costs	8,505	1,631	12,254	3,382
	347,954	285,922	997,659	826,480

Operating income (loss)	34,725	10,290	27,618	(3,291)

Other income (expenses):
Interest and dividend income	1,696	765	4,343	1,872
Interest expense	(6,132)	(2,567)	(14,695)	(8,152)
Other income (expense), net	(8,714)	(3,831)	(17,069)	(1,881)

Income (loss) from continuing operations before income taxes	21,575	4,657	197	(11,452)

Income tax (benefit) provision	1,029	5,627	(305)	4,299

Income (loss) from continuing operations	20,546	(970)	502	(15,751)
Net income (loss) from discontinued operations	(202)	5,380	(1,541)	8,364
Net income (loss)	20,344	4,410	(1,039)	(7,387)

Less noncontrolling interest in loss of VIE	(3,566)	(1,881)	(8,970)	(1,881)

Net income (loss) attributable to Cubic	$23,910	$6,291	$7,931	$(5,506)

Amounts attributable to Cubic:
Net income (loss) from continuing operations	$24,112	$911	$9,472	$(13,870)
Net income (loss) from discontinued operations	(202)	5,380	(1,541)	8,364
Net income (loss) attributable to Cubic	$23,910	$6,291	$7,931	$(5,506)

Net income (loss) per share:
Basic
Continuing operations attributable to Cubic	$0.77	$0.03	$0.31	$(0.51)
Discontinued operations	$(0.01)	$0.20	$(0.05)	$0.31
Basic earnings per share attributable to Cubic	$0.77	$0.23	$0.26	$(0.20)

Diluted
Continuing operations attributable to Cubic	$0.77	$0.03	$0.31	$(0.51)
Discontinued operations	$(0.01)	$0.20	$(0.05)	$0.31
Diluted earnings per share attributable to Cubic	$0.77	$0.23	$0.26	$(0.20)

Dividends per common share	$—	$—	$0.14	$0.14

Weighted average shares used in per share calculations:
Basic	31,160	27,232	30,267	27,221
Diluted	31,249	27,374	30,332	27,221

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	September 30,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$62,522	$111,834
Cash in consolidated VIE	359	374
Restricted cash	17,062	17,400
Restricted cash in consolidated VIE	9,967	10,000
Accounts receivable:
Long-term contracts	180,594	393,691
Allowance for doubtful accounts	(1,745)	(1,324)
	178,849	392,367

Contract assets	275,422	—
Recoverable income taxes	8,701	91
Inventories	124,297	84,199
Assets held for sale	—	8,177
Other current assets	40,615	43,705
Other current assets in consolidated VIE	53	—
Total current assets	717,847	668,147

Long-term contracts receivables	—	6,134
Long-term contracts financing receivables	38,885	—
Long-term contracts financing receivables in consolidated VIE	90,233	—
Long-term capitalized contract costs	—	84,924
Long-term capitalized contract costs in consolidated VIE	—	1,258
Property, plant and equipment, net	137,004	117,546
Deferred income taxes	5,102	4,713
Goodwill	578,945	333,626
Purchased intangibles, net	175,207	73,533
Other assets	70,396	14,192
Other assets in consolidated VIE	1,266	810
Total assets	$1,814,885	$1,304,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$231,000	$—
Trade accounts payable	154,291	125,414
Trade accounts payable in consolidated VIE	88	165
Contract liabilities	62,266	—
Customer advances	—	75,941
Accrued compensation and other current liabilities	92,327	118,233
Accrued compensation and other current liabilities in consolidated VIE	183	—
Income taxes payable	1,292	8,586
Current portion of long-term debt	10,713	—
Total current liabilities	552,160	328,339

Long-term debt	189,103	199,793
Long-term debt in consolidated VIE	45,991	9,056
Other long-term liabilities	45,152	43,486
Other long-term liabilities in consolidated VIE	16,897	13

Shareholders’ equity:
Common stock	268,965	45,008
Retained earnings	825,396	801,834
Accumulated other comprehensive loss	(112,470)	(110,643)
Treasury stock at cost	(36,078)	(36,078)
Shareholders’ equity related to Cubic	945,813	700,121
Noncontrolling interest in consolidated VIE	19,769	24,075
Total shareholders’ equity	965,582	724,196
Total liabilities and shareholders’ equity	$1,814,885	$1,304,883

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating Activities:
Net income (loss)	$20,344	$4,410	$(1,039)	$(7,387)
Net (income) loss from discontinued operations	202	(5,380)	1,541	(8,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,351	10,642	48,949	34,133
Share-based compensation expense	4,402	2,603	10,760	5,100
Change in fair value of contingent consideration	1,163	(6)	1,833	446
Gain on sale of property, plant and equipment	(32,563)	—	(32,563)	—
Gain on sale of investment in real estate	—	—	—	(1,474)
Deferred income taxes	(948)	(10,013)	(6,773)	(10,198)
Changes in operating assets and liabilities, net of effects from acquisitions	(6,897)	(35,026)	(105,364)	(44,047)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	1,054	(32,770)	(82,656)	(31,791)
NET CASH PROVIDED BY OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	8,364	—	14,497
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,054	(24,406)	(82,656)	(17,294)

Investing Activities:
Acquisition of businesses, net of cash acquired	—	—	(395,854)	(9,534)
Proceeds from sale of property, plant and equipment	44,891	—	44,891	—
Purchases of property, plant and equipment	(13,114)	(9,334)	(35,291)	(21,120)
Proceeds from sale of investment in real estate	—	—	—	2,400
Purchase of non-marketable debt and equity securities	(52,997)	(222)	(52,997)	(1,472)
NET CASH USED IN INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	(21,220)	(9,556)	(439,251)	(29,726)
NET CASH PROVIDED BY INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	133,795	—	133,795
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(21,220)	124,239	(439,251)	104,069

Financing Activities:
Proceeds from short-term borrowings	168,000	79,700	782,500	198,820
Principal payments on short-term borrowings	(146,000)	(156,700)	(551,500)	(253,820)
Proceeds from long-term borrowings in consolidated VIE	19,841	28,378	35,816	28,378
Deferred financing fees	(1,854)	—	(1,854)	—
Deferred financing fees in consolidated VIE	(213)	(2,180)	(690)	(2,180)
Proceeds from stock issued under employee stock purchase plan	—	(88)	783	710
Purchase of common stock	—	(31)	(3,419)	(2,355)
Dividends paid	—	—	(4,205)	(3,676)
Contingent consideration payments related to acquisitions of businesses	—	—	(820)	(656)
Proceeds from equity offering, net	—	—	215,832	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	39,774	(50,921)	472,443	(34,779)

Effect of exchange rates on cash	(1,574)	342	(234)	(190)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	18,034	49,254	(49,698)	51,806

Cash and cash equivalents at the beginning of the period	71,876	71,129	139,608	68,577

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$89,910	$120,383	$89,910	$120,383

Supplemental disclosure of non-cash investing and financing activities:
Receivable recognized in connection with the acquisition of Trafficware, net	$—	$—	$1,588	$—
Receivable recognized in connection with the acquisition of GRIDSMART, net	$—	$—	$442	$—
Liability recognized in connection with the acquisition of Nuvotronics, net	$—	$—	$5,300	$—